UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024 (October 25, 2023)

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: On October 25, 2023, Tronox Holdings plc (the “Company”) issued a press release, and on October 26, 2023 filed a Current Report on Form 8-K, announcing the retirement of Jean-Francois Turgeon as the Company’s Co-Chief Executive Officer, effective as of April 1, 2024 and that John Romano, currently the Company’s Co-Chief Executive Officer, will become the Company’s sole CEO, effective as of April 1, 2024 (the “Effective Date”)

This Amendment No. 1 to the Form 8-K is being filed to include disclosure regarding Mr. Romano’s compensation as the Company’s sole CEO and his related employment agreement with the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement of Mr. Romano

The following description applies to the Employment Agreement dated February 28, 2024 between Mr. Romano and the Company (the “CEO Employment Agreement”).

Under the CEO Employment Agreement, Mr. Romano shall be entitled to the following: (1) a base salary of not less than $1,100,000 per year; (b) an annual target bonus of not less than 130% of his annual salary; (c) a grant of long-term incentive compensation under the Company’s Long-Term Incentive Plan (“LTIP”) for 2024 in the amount of $5,500,000; (d) employee benefits as are made available by the Company to its senior executives, including medical, dental, vision, life and disability insurance, as well as participation in the Company’s 401(k) plan; and (e) an annual stipend of $10,000 for personal financial advisory and/or tax preparation services.

In the event that Mr. Romano is terminated from his position without “Cause” or for “Good Reason” (as those terms are defined in the CEO Employment Agreement), he shall be entitled to a severance payment that includes: (a) two times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the vesting of any equity awards based on the terms of such awards and their underlying plans. In order to receive such severance benefits, Mr. Romano shall be obligated to enter into a Release Agreement that waives and releases any and all claims that he may have against the Company as of the date of the Release Agreement.

In the event that Mr. Romano is terminated from his position without “Cause” or for “Good Reason” during the 90 days preceding or 24 months following a “Change in Control” (as those terms are defined in the CEO Employment Agreement), he shall be entitled to a severance payment that includes: (a) three times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the accelerated and full vesting of all equity awards based on an assumption of performance at target levels. In order to receive such severance benefits, Mr. Romano shall be obligated to enter into a Release Agreement that waives and releases any and all claims that he may have against the Company as of the date of the Release Agreement.

In addition, the foregoing description of the termination provisions contained in the CEO Employment Agreement are consistent with the termination provisions contained in Mr. Romano’s previous Co-CEO employment agreement.

The foregoing description of the CEO Employment Agreement is qualified in its entirety by reference to such respective agreement filed herewith as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	CEO Employment Agreement, dated February 28, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: March 1, 2024	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary